EXHIBIT H

EXECUTION VERSION

STOCK PURCHASE AND SALE AGREEMENT

THIS STOCK PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of this 31st day of October, 2016, by and among KKR Sprint (2006) Limited, KKR Sprint (European II) Limited, KKR Sprint (KPE) Limited, KKR European Co-Invest Fund I, L.P., KKR Reference Fund Investments L.P., KKR Associates Reserve LLC, KKR Associates 2006 (Overseas), Limited Partnership and Sprint Co-Invest 2 L.P. (each, a “Seller” and collectively, the “Sellers”) and Alliance Santé Participations S.A., a Luxembourg société anonyme (the “Purchaser”).

RECITALS

WHEREAS, the Sellers propose to enter into an underwriting agreement (the “Underwriting Agreement”) pursuant to which the Sellers would sell shares of common stock, $0.01 par value per share (the “Common Stock”) of Walgreens Boots Alliance, Inc., a Delaware corporation (“WBA”) to one or more underwriters;

WHEREAS, the Sellers are the legal and beneficial owners of shares of Common Stock; and

WHEREAS, subject to the terms and conditions of this Agreement, the Sellers desire to sell to the Purchaser, and the Purchaser desires to purchase from the Sellers, an aggregate of 2,000,000 shares of Common Stock (the “Shares”) on the terms and conditions set forth herein (the “Transaction”) substantially concurrently with the sale of any shares of Common Stock pursuant to the Underwriting Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

ARTICLE I
SALE AND PURCHASE OF THE SHARES

Section 1.1            Purchase.  Subject to the terms and conditions of this Agreement, at the Closing (as defined below), each Seller, severally and not jointly, agrees to sell, assign, transfer and convey to the Purchaser, free and clear of any liens and other encumbrances (other than those arising under the Walgreen Co. Shareholders Agreement dated August 2, 2012, among Sellers, Purchaser, Walgreen Co. (predecessor of WBA) and others (as amended, the “Shareholders Agreement”) and those arising under applicable securities laws (the “Permitted Encumbrances”), and the Purchaser agrees to purchase from each such Seller, the number of Shares set forth opposite the name of such Seller in Annex A.  In consideration of the aforesaid sale and purchase, at the Closing, the Purchaser will pay to each Seller for each Share sold by it as set forth in Annex A, a purchase price per Share equal to the Underwritten Price per Share (defined below), in accordance with the provisions of Section 1.2.  The “Underwritten Price per Share” means the price paid by the underwriter or underwriters for each share of Common Stock purchased from the Sellers pursuant to the Underwriting Agreement. The Shares will be sold pursuant to Section 4(a) of the U.S. Securities Act of 1933, as amended.

Section 1.2            Closing.  The closing of the Transaction (the “Closing”) will take place substantially concurrently with the consummation of the sale of any shares of Common Stock by the Sellers pursuant to the Underwriting Agreement (such date, the “Closing Date”).  At the Closing, (a) each Seller shall, severally and not jointly, deliver or cause to be delivered to the Purchaser free and clear of any liens and other encumbrances (other than Permitted Encumbrances) all of such Seller’s right, title and interest in and to the number of Shares set forth opposite the name of such Seller in Annex A hereto in a manner to be specified by the Purchaser with all documentation reasonably necessary to transfer to the Purchaser right, title and interest in and to the Shares and (b) against delivery of such Seller’s Shares the Purchaser shall pay to each Seller an amount in U.S. dollars equal to the product of (x) the number of Shares so delivered and (y) the Underwritten Price per Share in cash by wire transfer of immediately available funds in accordance with the wire transfer instructions provided by the Seller to the Purchaser on or prior to the date hereof.

Section 1.3            Termination. If the Sellers do not enter into the Underwriting Agreement on or before November 10, 2016 or if the Underwriting Agreement is terminated and no shares of Common Stock are sold pursuant to the Underwriting Agreement, this Agreement shall terminate.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller, severally and not jointly, hereby makes the following representations and warranties to the Purchaser, each of which is true and correct:

Section 2.1            Authorization and Enforceability. Such Seller has full power and authority to execute and deliver this Agreement and to perform such Seller’s obligations hereunder.  The execution, delivery and performance of this Agreement by such Seller and the consummation of the Transaction have been duly and validly authorized by all requisite action on the part of such Seller.  This Agreement constitutes the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 2.2            Title to Shares.  Such Seller is the sole legal and beneficial owner of and has good and valid title to the Shares set forth opposite its name in Annex A, free and clear of any liens and other encumbrances (other than any Permitted Encumbrances).

Section 2.3            No Conflicts.  Neither the sale of the Shares to be sold by such Seller nor the consummation of any other of the transactions contemplated by this Agreement by such Seller will conflict with, result in a breach or violation of, or constitute a default under (i) the charter, by-laws or other organizational documents of such Seller, (ii) the terms of any indenture or other agreement or instrument to which such Seller is a party or bound, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to such Seller of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Seller, except in the case of (ii) and (iii), for such conflict, breach, violation or imposition that would not impair, in any material respect, the ability of such Seller to consummate the transactions contemplated by this Agreement.

Section 2.4            Required Consents.  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation by such Seller of the transactions contemplated by this Agreement, except where the failure to obtain any consents, approvals, authorizations, filings or orders would not impair, in any material respect, the ability of such Seller to consummate the transactions contemplated by this Agreement.

Section 2.5            Underwriting Agreement.  Such Seller shall not enter into any Underwriting Agreement with respect to any distribution of the Shares pursuant to which the offering price may be determined prior to a time that is one business day after the execution and delivery of this Agreement.

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Section 2.6            EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE II, NONE OF THE SELLERS, THEIR AGENTS OR REPRESENTATIVES MAKE OR HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ITSELF OR THE SHARES, AND THE SELLERS DISCLAIM ANY OTHER REPRESENTATIONS OR WARRANTIES.  THE PURCHASER HEREBY ACKNOWLEDGES AND AGREES WITH THE FOREGOING.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby makes the following representations and warranties to the Sellers, each of which is true and correct:

Section 3.1            Authorization and Enforceability.  The Purchaser has full power and authority to execute and deliver this Agreement and to perform the Purchaser’s obligations hereunder.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the Transaction have been duly and validly authorized by all requisite action on the part of the Purchaser.  This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency or moratorium laws, or other laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

Section 3.2            No Conflicts.  Neither the purchase of the Shares nor the consummation of any other of the transactions contemplated by this Agreement by the Purchaser will conflict with, result in a breach or violation of, or constitute a default under (i) the charter, by-laws or other organizational documents of the Purchaser, (ii) the terms of any indenture or other agreement or instrument to which the Purchaser is a party or bound, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Purchaser of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Purchaser, except in the case of (ii) and (iii), for such conflict, breach, violation or imposition that would not impair, in any material respect, the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

Section 3.3            Required Consents.  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation by the Purchaser of the transactions contemplated by this Agreement, except where the failure to obtain any consents, approvals, authorizations, filings or orders would not impair, in any material respect, the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

Section 3.4            Sophistication of the Purchaser.  The Purchaser (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Transaction.  The Purchaser is an informed and sophisticated party and has engaged, to the extent the Purchaser deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby or has chosen in its sole discretion not to engage such advisor(s).  The Purchaser acknowledges that the Purchaser has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Seller, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Purchaser in this Agreement.

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Section 3.5            Participation in Distribution. The Purchaser is purchasing the Shares for its own account for investment purposes and does not have any intention of participating in a distribution of the Shares.

Section 3.6            EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE III, NONE OF THE PURCHASER, ITS AGENTS OR REPRESENTATIVES MAKE OR HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF ITSELF OR THE SHARES, AND THE PURCHASER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES. EACH SELLER HEREBY ACKNOWLEDGES AND AGREES WITH THE FOREGOING.

ARTICLE IV
MISCELLANEOUS PROVISIONS

Section 4.1            Entire Agreement.  This Agreement and the other documents and agreements referred to herein or executed in connection with the Transaction shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

Section 4.2            Assignment; Binding Agreement.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 4.2 shall be null and void.

Section 4.3            Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, telefax or electronic transmission shall be considered original executed counterparts for purposes of this Section 4.3.

Section 4.4            Governing Law; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.  EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

Section 4.5            No Third Party Beneficiaries or Other Rights.  This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

Section 4.6            Amendments; Waivers.  This Agreement and its terms may not be changed, amended, waived, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto.

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Section 4.7            Further Assurances.  Each party hereto shall use its reasonable best efforts to do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.8            Costs and Expenses.  Each party hereto shall each pay its own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the Transaction.

Section 4.9            Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

SELLERS:

KKR SPRINT (2006) LIMITED

By:	/S/ WILLIAM J. JANETSCHEK
	Name:	William J. Janetschek
	Title:	Director

KKR SPRINT (EUROPEAN II) LIMITED

By:	/S/ WILLIAM J. JANETSCHEK
	Name:	William J. Janetschek
	Title:	Director

KKR SPRINT (KPE) LIMITED

By:	/S/ WILLIAM J. JANETSCHEK
	Name:	William J. Janetschek
	Title:	Director

KKR EUROPEAN CO-INVEST FUND I L.P.

By: KKR MIF Carry Holdings L.P., its general partner
By: KKR MIF Carry Limited, its general partner

By:	/S/ WILLIAM J. JANETSCHEK
	Name:	William J. Janetschek
	Title:	Director

[Signature Page to Stock Purchase Agreement]

KKR REFERENCE FUND INVESTMENTS L.P.

By: KKR IFI GP L.P., its general partner
By: KKR IFI Limited, its general partner

By:	/S/ WILLIAM J. JANETSCHEK
	Name:	William J. Janetschek
	Title:	Director

KKR ASSOCIATES RESERVE LLC

By:	/S/ WILLIAM J. JANETSCHEK
	Name:	William J. Janetschek
	Title:	Authorized Signatory

KKR ASSOCIATES 2006 (OVERSEAS), LIMITED PARTNERSHIP

By: KKR 2006 Limited, its general partner

By:	/S/ WILLIAM J. JANETSCHEK
	Name:	William J. Janetschek
	Title:	Secretary

SPRINT CO-INVEST 2 L.P.

By: Sprint Co-Invest 2 GP Limited, its general partner

By:	/S/ WILLIAM J. JANETSCHEK
	Name:	William J. Janetschek
	Title:	Director

[Signature Page to Stock Purchase Agreement]

PURCHASER:

ALLIANCE SANTÉ PARTICIPATIONS S.A.

By:	/S/ STEFANO PESSINA
	Name:	Stefano Pessina
	Title:	Administrateur (Director)

[Signature Page to Stock Purchase Agreement]

ANNEX A

Seller	Shares
KKR Sprint (2006) Limited	1,059,424
KKR Sprint (European II) Limited	603,795
KKR Sprint (KPE) Limited	233,161
KKR European Co-Invest Fund I, L.P.	1,321
KKR Reference Fund Investments L.P.	4,648
KKR Associates Reserve LLC	584
KKR Associates 2006 (Overseas), Limited Partnership	46,060
Sprint Co-Invest 2 L.P.	51,007
Total	2,000,000